UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): December 19, 2011

Hanger Orthopedic Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10670	84-0904275
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10910 Domain Drive, Suite 300
Austin, Texas 78758

 (Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hanger Orthopedic Group, Inc. (the “Company”) announced that Bennett Rosenthal informed the Board of Directors (the “Board”) on December 19, 2011 of his resignation from the Board effective immediately.  Mr. Rosenthal is a founding member and Senior Partner of Ares Management LLC, and he joined the Board in connection with Ares’ 2006 equity investment in the Company.  Under the terms of Ares’ investment, the Company was obligated to nominate him as a director each year until Ares owned less than approximately 1.98 million shares of the Company’s common stock. Mr. Rosenthal was nominated as a director each year subsequent to 2006 pursuant to this requirement.  Ares has now liquidated most of its equity investment, and the Company is no longer obligated to nominate Mr. Rosenthal as a director.

Subsequently on December 19, 2011, the Board elected Ms. Patricia B. Shrader as a director of the Company to fill the vacancy on the Board created by Mr. Rosenthal’s resignation.  Ms. Shrader was elected to serve until the 2012 annual meeting of stockholders of the Company and until her successor is elected and qualified.  Ms. Shrader has served since April 2011 as the Vice President, Global Regulatory Affairs for Medtronic, Inc., an international medical device company.  Prior to joining Medtronic, Ms. Shrader served as Senior Vice-President, Regulatory and External Affairs at Becton Dickinson and Company, a medical technology company, where she had worked in various capacities from 1995 to 2011.  Ms. Shrader was an attorney with the Washington, DC. firm Hogan & Hartson from 1988 to 1995.  Ms. Shrader is a 1988 graduate of Georgetown University Law Center.  She participates in the Medical Technologies Association (AdvaMed), as co-chair of the Technology and Regulatory group and in various other strategy and post-market activities.  She also serves as Treasurer of the Board of Directors of the Food and Drug Law Institute.  Ms. Shrader is a member of the Regulatory Affairs Professionals Society and is RAC certified.  Pat also sits on the Board of NDI Medical Ventures.

As a non-employee director, Ms. Shrader will be compensated in accordance with the Company’s compensation policies for non-employee directors, which are as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission.  Upon her election to the Board, Ms. Shrader will receive a pro-rata portion of the annual cash retainer payable to directors, as well as a pro-rata portion of the annual grant of 6,500 shares of the Company’s common stock.

There is no arrangement or understanding between Ms. Shrader and any other person pursuant to which Ms. Shrader was elected as a director of the Company, and there are no transactions in which Ms. Shrader has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Ms. Shrader has not yet been appointed to serve as a member of any committee of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(99.1)                         Hanger Orthopedic Group, Inc. Press Release dated December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

Dated: December 19, 2011

EXHIBIT INDEX

Exhibit No.	Description

(99.1)	Hanger Orthopedic Group, Inc. Press Release dated December 19, 2011.